Filed pursuant to Rule 424(b)(7)
Registration No. 333-277698
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
Subject to Completion, dated July 24, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(to the Prospectus dated March 6, 2024)
71,000,000 Shares
ADT Inc.
Common Stock

The information included or incorporated by reference in this prospectus supplement relates solely to the resale of up to an aggregate of 71,000,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), by Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P. (together, the “selling stockholders”).
Our shares of Common Stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “ADT.”
We will not receive any of the proceeds from the sale of the shares of Common Stock by any selling stockholder. We have agreed to pay all expenses relating to registering the shares of Common Stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $93 million of shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”). Based on the closing share price on July 23, 2025 of $8.43, this would result in a repurchase of approximately 11 million shares of our Common Stock. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. The offering is not conditioned upon the completion of the Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our Common Stock subject to the Repurchase. See “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.”
Investing in the Common Stock involves risks that are described in the “Risk Factors” section beginning on page S-10 of this prospectus supplement.

Subject to certain conditions, the underwriters have agreed to purchase the shares of Common Stock from the selling stockholders at a price of $      per share, which will result in approximately $           of net proceeds to the selling stockholders (before deducting estimated offering expenses) (or approximately $           of net proceeds (before deducting estimated offering expenses) if the underwriters exercise in full their option to purchase additional shares as described below). The underwriters may offer the shares of Common Stock, other than shares subject to the Repurchase, from time to time for sale in one or more transactions to purchasers, directly or through agents, or through brokers in brokerage transactions, on the NYSE, in the over-the-counter market, through negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. See “Underwriting (Conflicts of Interest)”.
The selling stockholders have granted the underwriters an option to purchase up to an additional 10,650,000 shares from the selling stockholders at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The shares will be ready for delivery on or about           , 2025.

Barclays	Citigroup
The date of this prospectus supplement is           , 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
To understand the terms of the shares of our Common Stock offered by this prospectus supplement, you should carefully read this prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus supplement is part of a registration statement on Form S-3 that ADT Inc., a Delaware corporation, which is also referred to as “ADT,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission (the “Commission”), using an “automatic shelf” registration or continuous offering process. References to “Apollo” refer to Apollo Global Management, LLC and its subsidiaries. References to “Apollo Group” refer to (a) the selling stockholders, (b) Apollo Investment Fund VIII, L.P. and (c) each of their respective affiliates (including, for the avoidance of doubt, any syndication vehicles and excluding, for the avoidance of doubt, any portfolio companies of Apollo Management VIII, L.P. or its affiliates other than the selling stockholders, the Company and their respective subsidiaries) to which any transfers of our Common Stock are made.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE OR ANY NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Neither we, the selling stockholders, nor any of the underwriters have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. You must not rely on any unauthorized information or representations.
The distribution of this prospectus supplement and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement comes to inform themselves about and to observe any such restrictions. This prospectus supplement does not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful.
S-ii

USE OF NON-GAAP FINANCIAL INFORMATION
This prospectus supplement contains additional information in connection with our results as determined by generally accepted accounting principles in the United States of America (“GAAP”). We disclose Adjusted EPS and Adjusted EBITDA as non-GAAP measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income (loss) from continuing operations, operating income, or their respective per share amounts as applicable, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.
Adjusted EPS
We define Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The diluted weighted average shares outstanding used in Adjusted EPS is equal to diluted weighted average shares outstanding of Common Stock calculated in accordance with GAAP.
We believe Adjusted EPS is a benchmark used by analysts and investors in our industry to compare our performance against the performance of other companies, although this measure may not be directly comparable to similar measures reported by other companies. We believe the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Beginning in 2025, management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using Adjusted EPS as it does not include certain significant items, including the adjustments discussed above, which directly affect our diluted income (loss) from continuing operations per share (the most comparable GAAP measure). These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EPS in conjunction with diluted income (loss) from continuing operations per share as calculated in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
We believe Adjusted EBITDA is useful to investors to measure the operational strength and performance of our business. We believe the presentation of Adjusted EBITDA is useful as it provides investors additional information about our operating profitability adjusted for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures, although this measure may not be directly comparable to similar measures reported by other companies.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items, including interest, taxes, depreciation and amortization, and other adjustments which directly affect our income (loss) from continuing operations (the most comparable GAAP measure). These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with income (loss) from continuing operations as calculated in accordance with GAAP.
S-iii

INCORPORATION OF DOCUMENTS BY REFERENCE
In this prospectus supplement, we “incorporate by reference” certain information that we file with the Commission, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. The following documents have been filed by us with the Commission and are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025 (the “2024 Annual Report”);
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on April 24, 2025 (the “Q1 Quarterly Report”);
•Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on July 24, 2025 (the “Q2 Quarterly Report”);
•Our Current Reports on Form 8-K filed with the Commission on January  22, 2025, March 3, 2025, March 5, 2025, March 10, 2025, March 11, 2025, March 25, 2025, April 2, 2025, May 21, 2025 and June 2, 2025 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);
•The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2025 that are responsive to the information required by Part III of Form 10-K; and
•The description of the Common Stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) on January 18, 2018, and any amendment or report filed for the purpose of updating any such description.
All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference. The information contained on or accessible through our investor relations website at https://investor.adt.com is not incorporated into this prospectus supplement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the Commission as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning ADT Inc. at the following address:
ADT Inc.
1501 Yamato Road
Boca Raton, FL 33431
Telephone: (561) 988-3600
Attention: Chief Legal Officer
You should rely only on the information contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we authorize. Neither we, the selling stockholders nor any of the underwriters have authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus supplement or any free writing prospectus that we authorize. Neither we, the selling stockholders nor any of the underwriters have authorized anyone to provide you with different information. Neither we, the selling stockholders nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We, the selling stockholders and the underwriters are not offering to sell, nor seeking offers to buy, shares of Common Stock in any jurisdiction where the offer or sale is not permitted.
S-iv

You should not assume that the information contained in this prospectus supplement or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
S-v

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a registration statement on Form S-3 with respect to the shares of Common Stock being sold in this offering. This prospectus supplement constitutes a part of that registration statement. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and our shares of Common Stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may inspect a copy of the registration statement without charge at the Commission’s website.
The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission’s website address is www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect copies of this material without charge at the Commission’s website. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at https://investor.adt.com. Our website or any other website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our shares of Common Stock (except, in each case, for the Exchange Act filings expressly incorporated by reference herein as described under “Incorporation of Documents by Reference”).
S-vi

MARKET AND INDUSTRY DATA
We include in this prospectus supplement statements regarding market share and ranking and factors that have impacted our industry. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, as well as from internal company sources and our management’s knowledge and experience in the markets in which we operate. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Neither we nor the underwriters have independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe that the industry information included herein is generally reliable as of the dates thereof, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors described in this prospectus supplement under the heading “Risk Factors” and as disclosed in Part I, Item 1A of the 2024 Annual Report, Part II, Item 1A of the Q1 Quarterly Report, Part II, Item 1A of the Q2 Quarterly Report and the other information included or incorporated by reference in this prospectus supplement. These factors could cause results to differ materially from those expressed in these publications. Accordingly, investors should not place undue weight on the industry, ranking and market data presented in this prospectus supplement.
S-vii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this prospectus supplement that are not clearly historical in nature, including statements regarding ADT’s exit of the residential solar business (the “Solar Business”) and the expected costs and benefits of such exit (the “ADT Solar Exit”); the commercial transaction between ADT and GTCR LLC (the “Commercial Divestiture”); the expected benefits of the Commercial Divestiture and ADT Solar Exit including that the costs of the ADT Solar Exit may exceed our best estimates; the integration of strategic bulk purchases of customer accounts; the strategic investment by and long term partnership with State Farm Fire & Casualty Company (“State Farm”); repurchases of shares of the Company’s common stock under an authorized share repurchase program; anticipated financial performance, including ADT’s ability to achieve its stated guidance metrics; ADT’s ability to refinance or reduce debt or improve leverage ratios, or to achieve or maintain ADT’s leverage goals; anticipated financial performance, management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; the expected timing of product commercialization with State Farm or any changes thereto, including the ADT home security program for State Farm; business prospects; outcomes of regulatory proceedings; market conditions; our ability to deploy our business continuity and disaster plans and procedures to successfully respond to catastrophic events; our strategic partnership and ongoing relationship with Google LLC (“Google”); the expected timing of product commercialization with Google or any changes thereto; the successful internal development, commercialization, and timing of our next generation platform and innovative offerings; the successful conversion of customers who continue to utilize outdated technology; the current and future market size for existing, new, or joint products; any stated or implied outcomes with regards to the foregoing; and other matters. Forward-looking statements are contained principally in the section of this prospectus supplement titled “Risk Factors.”
Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
For ADT, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;
•risks related to the Commercial Divestiture and ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core business operations;
•our ability to keep pace with rapid technological changes and other industry changes;
•risks related to the expansion and further development of our next-generation platform and our efforts to migrate our information technology infrastructure, including our customer relationship management and enterprise resource planning systems, to the cloud;
•our ability to effectively implement our strategic partnership with, commercialize products with, or utilize any of the amounts invested in us by State Farm or provided by State Farm for research and development or other purposes;
•our ability to effectively implement our strategic partnership with or utilize any of the amounts invested in us by Google;
•the impact of supply chain disruptions;
S-viii

•our ability to maintain and grow our existing customer base and to integrate strategic bulk purchases of customer accounts;
•our ability to sell our products and services or launch new products and services in highly competitive markets, including the home security and automation market, and to achieve market acceptance with acceptable margins;
•our ability to successfully upgrade obsolete equipment installed at our customers’ premises in an efficient and cost-effective manner;
•any changes in regulations or laws, economic and financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell;
•any impacts from current global, economic, sovereign and political conditions and uncertainties, including the effects of, and uncertainty regarding, new or proposed tariff or trade regulations;
•any material changes to the valuation allowances we take with respect to our deferred tax assets;
•the impact of cyber attacks or related breaches with respect to information technology systems, cybersecurity or data security involving us, our business partners, or other third parties whose systems are interconnected with ours, including the incidents disclosed in the Current Reports on Form 8-K filed with the SEC on August 8, 2024 (the “August Incident”) and October 7, 2024 (the “October Incident” and together with the August Incident, the “Cybersecurity Incidents”) and any similar future or still undetected attacks or incidents;
•risks related to the development, deployment, and use of artificial intelligence (“AI”) in our products and services, including technological and legal uncertainties surrounding AI technologies;
•our dependence on third-party providers, suppliers, and dealers to enable us to produce and distribute our products and services in a cost-effective manner that protects our brand;
•our ability to successfully implement an equipment ownership model that best satisfies the needs of our customers and to successfully implement and maintain our receivables securitization financing agreement or similar arrangements;
•our ability to successfully pursue alternate business opportunities and strategies;
•our ability to continue to integrate various businesses, including bulk acquisitions of customer accounts, we have acquired, or will acquire in the future, in an efficient and cost-effective manner;
•the amount and timing of our cash flows and earnings, which may be impacted by customer, competitive, supplier and other dynamics and conditions;
•our ability to maintain or improve margins through business efficiencies;
•risks related to the restatement of our consolidated financial statements included in our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Amended 2022 Annual Report”) and in our Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2022 and March 31, 2023, each as filed with the SEC on July 27, 2023;
•any litigation or investigation related to such restatements;
•our ability to maintain effective internal control over financial reporting (“ICFR”) and disclosure controls and procedures (“DCPs”), including our ability to remediate any potential material weakness in our ICFR and the timing of any such remediation, as well as the ability to maintain effective DCPs at a reasonable assurance level; and
S-ix

•the other factors that are described in this prospectus supplement, including those set forth under “Risk Factors,” and as disclosed or referenced in the 2024 Annual Report and the Q1 Quarterly Report and Q2 Quarterly Report.
These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement or the documents incorporated by reference herein, as applicable, and are based on assumptions and subject to risks and uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and in other filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
S-x

PROSPECTUS SUMMARY
The following summary contains selected information about us and about this offering. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this prospectus supplement and the accompanying prospectus in its entirety, including matters set forth under “Risk Factors” and the more detailed information and financial statements included or incorporated by reference herein, including our consolidated financial statements and the related notes thereto included in the 2024 Annual Report and our Q1 Quarterly Report and Q2 Quarterly Report. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
COMPANY OVERVIEW
ADT provides security, interactive, and smart home solutions to consumer and small business customers in the U.S.
Our mission is to empower people to protect and connect what matters most with safe, smart, and sustainable solutions, delivered through innovative offerings, unrivaled safety, and a premium experience because we believe that everyone deserves to feel safe.
CORPORATE INFORMATION
ADT Inc. is a public company incorporated in Delaware. Our shares of Common Stock trade on the NYSE under the symbol “ADT.” Our shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), are not listed on any securities exchange. Our principal executive offices are located at 1501 Yamato Road, Boca Raton, Florida 33431, and our telephone number is (561) 988-3600. Our website is located at https://investor.adt.com. Our website, or any other website, and the information contained on, or that can be accessed through, our website, or any other website, will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the registration statement of which this prospectus supplement forms a part (except, in each case, for the Exchange Act filings expressly incorporated by reference herein as described under “Incorporation of Documents by Reference”). You should not rely on our website or any such information in making your decision whether to purchase shares of our Common Stock.

RECENT DEVELOPMENTS
Concurrent Stock Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $93 million of shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering. Based on the closing share price on July 23, 2025 of $8.43, this would result in a repurchase of approximately 11 million shares of our Common Stock.
The Repurchase will be made under our share repurchase plan (the “Share Repurchase Plan”), which was approved by our board of directors and announced in February 2025.
The Repurchase was reviewed and approved by the audit committee of our board of directors in July 2025 and, once consummated, will utilize all of the remaining purchase capacity under the Share Repurchase Plan. Following the closing of the Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of Common Stock will no longer be outstanding.
The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. See “Underwriting (Conflicts of Interest).”
The offering is not conditioned upon the completion of the Repurchase.
This description and the other information in this prospectus supplement regarding the Repurchase and the Share Repurchase Plan are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the Common Stock subject to the Repurchase. See “The Repurchase.”

OUR SIGNIFICANT STOCKHOLDER
Founded in 1990, Apollo is a high-growth, global alternative asset manager and a retirement services provider. Funds managed by affiliates of Apollo acquired Protection One, Inc. and ASG Intermediate Holding Corp. in 2015 and the ADT Security Corporation in 2016 and remain our largest stockholders in the aggregate.
After the completion of this offering and the Repurchase, we expect that the selling stockholders, which are affiliated with Apollo, will hold approximately 14.7% of our Common Stock (or approximately 13.3% if the underwriters exercise in full their option to purchase additional shares) and 13.7% of our Common Stock and Class B Common Stock combined (or approximately 12.4% if the underwriters exercise in full their option to purchase additional shares).

THE OFFERING

Shares of Common Stock offered by the selling stockholders in this offering, including pursuant to the Repurchase	71,000,000 shares (or 81,650,000 shares if the underwriters exercise in full their option to purchase additional shares as described below).

Option to purchase additional shares
The selling stockholders have granted the underwriters an option to purchase up to 10,650,000 additional shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting (Conflicts of Interest).”

Common Stock to be outstanding upon completion of this offering and the Repurchase	765,526,793 shares.

Class B Common Stock to be outstanding upon completion of this offering and the Repurchase	54,744,525 shares. The selling stockholders do not own any Class B Common Stock.

Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $93 million of shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”). Based on the closing share price on July 23, 2025 of $8.43, this would result in a repurchase of approximately 11 million shares of our Common Stock.
The Repurchase will be made under the Share Repurchase Plan. The Repurchase was reviewed and approved by the audit committee of our board of directors in July 2025 and, once consummated, will utilize all of the remaining purchase capacity under the Share Repurchase Plan. Following the closing of the Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of Common Stock will no longer be outstanding.
The offering is not conditioned upon the completion of the Repurchase. See “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.”

Voting rights
Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Holders of our Class B Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, except holders of Class B Common Stock are not entitled to vote on the election, appointment or removal of directors of the Company.

Use of Proceeds
All of the shares of Common Stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of Common Stock pursuant to this prospectus supplement, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares. See “Use of Proceeds.”
We have agreed to pay all expenses relating to registering the shares of Common Stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock. See “Underwriting (Conflicts of Interest).”

Listing	Our Common Stock is listed on the New York Stock Exchange under the symbol “ADT.”

Risk Factors
You should read the section titled “Risk Factors” beginning on page S-10 of, and the other information included in, this prospectus supplement and the accompanying prospectus, as well as the other risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our Common Stock.

Conflicts of Interest
Apollo Global Securities, LLC (“AGS”) has a “conflict of interest” within the meaning of Financial Industry Regulation Authority (“FINRA”) Rule 5121 in this offering because AGS is affiliated with the selling stockholders, who are in turn our affiliates, and because the net proceeds of this offering will be received by the selling stockholders. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Underwriting (Conflicts of Interest).”

The number of shares of our Common Stock and Class B Common Stock outstanding after the completion of this offering and the Repurchase disclosed above is based on 776,526,793 shares of our Common Stock and 54,744,525 shares of our Class B Common Stock outstanding as of July 17, 2025 and (i) reflects the cancellation of 11,000,000 shares of our Common Stock as a result of the Repurchase and (ii) does not reflect:
•46,001,137 shares of Common Stock underlying outstanding equity awards under the 2018 Omnibus Incentive Plan; and
•29,551,534 shares of Common Stock reserved and available for future issuance under the 2018 Omnibus Incentive Plan.

SUMMARY HISTORICAL AND OTHER DATA
The following summary historical consolidated financial and other data of ADT Inc. should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included in the 2024 Annual Report and the unaudited condensed consolidated financial statements and related notes included in the Q2 Quarterly Report, each of which is incorporated by reference herein.
We derived the summary historical consolidated results of operations of ADT Inc. for the years ended December 31, 2024, 2023 and 2022 from ADT Inc.’s consolidated financial statements included in the 2024 Annual Report, which is incorporated by reference herein.

We derived the summary historical consolidated results of operations of ADT Inc. for the six months ended June 30, 2025 and June 30, 2024 from ADT Inc.’s unaudited interim condensed consolidated financial statements included in the Q2 Quarterly Report, which is incorporated by reference herein.

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except per share data)	2025	2024	2024	2023	2022
Results of Operations:
Revenue
Monitoring and related services	$2,173,345	$2,130,717	$4,293,477	$4,178,998	$4,053,048
Security installation, product, and other	381,181	263,514	604,969	473,826	328,856
Total revenue	2,554,526	2,394,231	4,898,446	4,652,824	4,381,904
Cost of revenue (excluding depreciation and amortization):
Monitoring and related services	319,778	305,905	617,386	604,368	596,664
Security installation, product, and other	170,530	84,634	229,728	147,314	102,118
Total cost of revenue	490,308	390,539	847,114	751,682	698,782
Selling, general, and administrative expenses(1)	724,738	760,507	1,500,470	1,386,697	1,358,218
Depreciation and intangible asset amortization	678,251	666,861	1,342,798	1,335,484	1,599,810
Operating income	661,229	576,324	1,208,064	1,178,961	725,094
Interest expense, net	(236,677)	(197,150)	(441,031)	(569,915)	(263,068)
Other income (expense)(2)	(4,061)	27,172	48,137	(4,663)	(57,568)
Income from continuing operations before income taxes and equity in net earnings of equity method investee	420,491	406,346	815,170	604,383	404,458
Income tax benefit (expense)	(109,781)	(116,270)	(195,780)	(160,585)	(87,692)
Income from continuing operations before equity in net earnings of equity method investee	—	—	619,390	443,798	316,766
Equity in net earnings (losses) of equity method investee	—	—	—	6,572	(4,601)
Income from continuing operations	310,710	290,076	619,390	450,370	312,165
Income (loss) from discontinued operations, net of tax	(5,285)	(106,131)	(118,337)	12,639	(179,502)
Net income	$305,425	$183,945	$501,053	$463,009	$132,663
Diluted income from continuing operations per share	$0.35	$0.30
Diluted weighted-average shares outstanding of Common Stock	855,559	913,475
__________________
(1)Amounts previously disclosed under the caption merger, restructuring, integration, and other for the years ended December 31, 2024, 2023 and 2022 are now presented within selling, general, and administrative expenses.
(2)Amounts previously disclosed under the caption loss on extinguishment of debt for the years ended December 31, 2024, 2023 and 2022 are now presented within other income (expense).

(in thousands, except per share amounts and unless otherwise noted)

	Six Months Ended June 30,		Years Ended December 31,
	2025	2024	2024	2023	2022
Key Performance Indicators:(1)
End-of-Period RMR (“RMR”)(2)	$362,750	$355,179	$359,450	$353,064	$341,025
Gross customer revenue attrition (percent)(3)	12.8%	12.9%	12.7%	12.9%	12.8%
Adjusted Earnings Per Share (“Adjusted EPS”) (4)	$0.44	$0.36
Adjusted EBITDA(5)	$1,334,425	$1,266,978	$2,578,195	$2,481,305	$2,305,032
__________________
(1)We evaluate our results using certain key performance indicators, including operating metrics such as RMR and gross customer revenue attrition, as well as the non-GAAP measures Adjusted EPS and Adjusted EBITDA. Computations of our key performance indicators may not be comparable to other similarly titled measures reported by other companies.
Certain operating metrics are approximated, as there may be variations to reported results due to certain adjustments we might make in connection with the integration over several periods of acquired companies that calculated these metrics differently or periodic reassessments and refinements in the ordinary course of business, including changes due to system conversions or historical methodology differences in legacy systems.
(2)RMR is generated by contractual recurring fees for monitoring and other recurring services provided to our customers, including contracts monitored but not owned. We use RMR to evaluate our overall sales, installation, and retention performance. Additionally, we believe the presentation of RMR is useful to investors because it measures the volume of revenue under contract at a given point in time, which is useful for forecasting future revenue performance as the majority of our revenue comes from recurring sources.
(3)Gross customer revenue attrition is defined as RMR lost as a result of customer attrition, net of dealer charge-backs and reinstated customers, excluding contracts monitored but not owned and self-setup/DIY customers. Customer sites are considered canceled when all services are terminated. Dealer charge-backs represent customer cancellations charged back to the dealers because the customer canceled service during the charge-back period, which is generally thirteen months.
Gross customer revenue attrition is calculated on a trailing twelve-month basis, the numerator of which is the RMR lost during the period due to attrition, net of dealer charge-backs and reinstated customers, and the denominator of which is total annualized RMR based on an average of RMR under contract at the beginning of each month during the period, in each case, excluding contracts monitored but not owned and self set-up/DIY customers.
We use gross customer revenue attrition to evaluate our retention and customer satisfaction performance, as well as evaluate subscriber trends by vintage year. Additionally, we believe the presentation of gross customer revenue attrition is useful to investors as it provides a means to evaluate drivers of customer attrition and the impact of retention initiatives.
(4)We define Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The diluted weighted average shares outstanding used in Adjusted EPS is equal to diluted weighted average shares outstanding of Common Stock calculated in accordance with GAAP.
We believe Adjusted EPS is a benchmark used by analysts and investors in our industry to compare our performance against the performance of other companies, although this measure may not be directly comparable to similar measures reported by other companies. We believe the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Beginning in 2025, management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using Adjusted EPS as it does not include certain significant items, including adjustments which directly affect our diluted income (loss) from continuing operations per share (the most comparable GAAP measure). These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EPS in conjunction with diluted income (loss) from continuing operations per share as calculated in accordance with GAAP.
(5)We define Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
We believe Adjusted EBITDA is useful to investors to measure the operational strength and performance of our business. We believe the presentation of Adjusted EBITDA is useful as it provides investors additional information about our operating profitability adjusted for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures, although this measure may not be directly comparable to similar measures reported by other companies.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items, including interest, taxes, depreciation and amortization, and other adjustments which directly affect our income (loss) from continuing operations (the most comparable GAAP measure). These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with income (loss) from continuing operations as calculated in accordance with GAAP.

The table below reconciles Adjusted EPS to diluted income (loss) from continuing operations per share of Common Stock.

	Six Months Ended June 30,
	2025	2024
Diluted income (loss) from continuing operations per share of Common Stock	$0.35	$0.30
Share-based compensation expense	0.04	0.03
Merger, restructuring, integration, and other	0.01	0.01
Interest rate swaps, net(a)	0.05	—
Loss on extinguishment of debt	0.01	—
Other, net	—	—
Tax impact on adjustments(b)	(0.03)	(0.01)
Adjusted EPS (from continuing operations)(c)	$0.44	$0.36
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(a)Includes unrealized gains or losses on interest rate swaps presented in interest expense, net and other income (expense).
(b)Represents the tax impact on adjustments using the federal and state blended statutory rate.
(c)Amounts may not sum in this table due to rounding.
The table below reconciles Adjusted EBITDA to income (loss) from continuing operations for the periods presented. Totals may be affected by rounding.

	Six Months Ended June 30,		Years Ended December 31,
(in thousands)	2025	2024	2024	2023	2022
Income (loss) from continuing operations	$310,710	$290,076	$619,390	$450,370	$312,165
Interest expense, net	236,677	197,150	441,031	569,915	263,068
Income tax expense	109,781	116,270	195,780	160,585	87,692
Depreciation and intangible asset amortization	678,251	666,861	1,342,798	1,335,484	1,599,810
Amortization of deferred subscriber acquisition costs	122,507	109,335	224,647	188,222	154,186
Amortization of deferred subscriber acquisition revenue	(178,489)	(169,558)	(346,209)	(301,708)	(235,190)
Share-based compensation expense	32,170	29,359	48,745	38,626	52,945
Merger, restructuring, integration, and other(a)	7,122	13,504	24,124	38,959	9,937
Unrealized gain on interest rate swaps(b)	7,845	9,878	17,996	16,511	—
Loss on extinguishment of debt(c)	6,443	4,509	—	—	—
Change in fair value of other financial instruments(d)	—	—	—	—	63,396
Other, net(e)	1,408	(406)	9,893	(15,659)	(2,977)
Adjusted EBITDA (from continuing operations)	$1,334,425	$1,266,978	$2,578,195	$2,481,305	$2,305,032
__________________
(a)During the years ended 2024 and 2022, primarily relates to restructuring costs. During the year ended 2023, primarily includes integration and third-party strategic optimization costs, as well as restructuring costs.
(b)Includes unrealized gains or losses on interest rate swaps presented in other income (expense).
(c)Loss on extinguishment of debt during the years ended 2024, 2023 and 2022 presented within other, net.
(d)During the year ended 2022, represents the change in fair value of a contingent forward purchase contract related to the State Farm transaction.
(e)During the year ended 2023, primarily represents the gain on sale of a business and other investment, partially offset by loss on extinguishment of debt.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Risk Factors” in Part I, Item 1A of the 2024 Annual Report, Part II, Item 1A of the Q1 Quarterly Report, Part II, Item 1A of the Q2 Quarterly Report and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Please see the section of this prospectus supplement entitled “Incorporation of Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.
We are subject to certain risks and uncertainties due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.
Risks Related to this Offering
Our stock price may fluctuate significantly.
The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock. Among others, the following factors could affect our stock price:
•our business performance and prospects, including the success of our strategic relationship with State Farm and our partnership with Google;
•sales of our Common Stock, or the perception that such sales may occur, by us or by our stockholders, including the selling stockholders (which have already and may continue to sell shares in registered offerings pursuant to demand registration requests), State Farm, or Google;
•quarterly variations in the rates of growth of our operating and financial indicators, such as net income (loss) per share, net income (loss) and total revenue;
•any failure to achieve near or long term goals we have publicly disclosed for our operating and financial performance; and
•the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.
The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources, and have a material adverse effect on our business, financial condition, results of operations, and cash flows.
Apollo continues to exert significant influence over us, and its interests may conflict with our interests and the interests of other stockholders, and could negatively impact our ability to enter into corporate transactions.
While we are no longer a “controlled company,” Apollo continues to be able to exert significant influence over us and as of December 31, 2024, had the right to, among other things, nominate 50% of our directors pursuant to the Amended and Restated Stockholders Agreement, dated December 14, 2018, (the “Stockholders Agreement”) between the Company and Ultimate Parent and the Co-Investors (as defined therein). The interests of Apollo and its affiliates, including funds affiliated with Apollo, could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by funds affiliated with Apollo could (i) delay, defer, or prevent a change in control of our company, (ii) impede a merger, takeover, or other business combination which may otherwise be favorable for us or that another stockholder may otherwise view favorably or (iii) cause us to enter into transactions or agreements that are not in the best interests of all stockholders. Additionally, Apollo and its affiliates are in the business of making investments in companies and may, from time to time, acquire and hold interests in or provide advice to businesses that compete directly or indirectly with us, or are suppliers or customers of ours. Apollo and its affiliates may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. Any such investment may increase the potential for the conflicts of interest discussed in this risk factor. So long as funds affiliated with Apollo continue to directly or indirectly own a significant amount of our equity, even if such amount is less than 50%, Apollo and its affiliates will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.
In addition, we are party to the Stockholders Agreement with Ultimate Parent and the Co-Investors. The Stockholders Agreement specifies that we will not take certain significant actions without the prior consent of Ultimate Parent, including, among other things, hiring or terminating any executive officer of our company, designating any new executive officer of our company, entering into certain merger, consolidation or other “change of control” transactions or changing the size of our board of directors. The Stockholders Agreement also specifies that Ultimate Parent has the right to nominate individuals for election to our board of directors and that we are, to the fullest extent permitted by applicable law, required to nominate and recommend that each such individual be elected as a director, and the right to designate a member to each committee of our board of directors. Relatedly, our amended and restated Bylaws (the “Bylaws”) provide that Ultimate Parent has the right, subject to certain conditions, to have its representatives appointed to serve on committees of our board of directors.
If we fail to establish and achieve the objectives of our sustainability program, or if we fail to report on such sustainability matters, consistent with investor, customer, employee, or other stakeholder expectations, and in compliance with legal and regulatory requirements, we may not be viewed as an attractive investment, service provider, workplace, or business, which could have a negative effect on our company.
Investors are placing a greater emphasis on non-financial factors, including sustainability matters, when evaluating investment opportunities. We have published a report to our website to provide an annual update to our stakeholders on progress made towards our commitment to sustainability, including a Sustainable Accounting Standards Board (“SASB”) Index report, each year since 2022. Additionally, since 2022 we have completed the annual Corporate Questionnaire provided by the Carbon Disclosure Project, a non-profit organization focused on sustainability reporting. In our sustainability report and other disclosures, including in various filings with the SEC, we detail our sustainability progress. Sustainability initiatives and goals may be difficult and expensive to implement and may not be advanced at a sufficient pace. If we are unable to provide sufficient and accurate disclosures about our sustainability practices, or if we fail to establish and achieve the objectives of our sustainability program, which could include targets or commitments, consistent with investor, customer, employee, or other stakeholder expectations, we may not be viewed as an attractive investment, service provider, workplace, or business and we may be exposed to potential liability or litigation, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. In addition, there exists certain negative sentiment among some individuals and government institutions toward certain sustainability practices and initiatives. Given the dynamic nature of sustainability standards, expectations and regulations, which may change over time, we may from time to time need to update or otherwise revise our current practices, goals and initiatives, including in response to legislative, regulatory, or legal developments. As we continue to establish our sustainability-related initiatives, we could face a negative response or legislation that impedes our activities or reflects poorly upon the Company, any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium on their shares.
Provisions of our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”) may make it more difficult for, or prevent a third-party from, acquiring control of us without the approval of our board of directors. These provisions include:
•providing that our board of directors will be divided into three classes, with each class of directors serving staggered three-year terms;
•providing for the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class;
•empowering only the board of directors to fill any vacancy on our board of directors (other than in respect of a director designated by Apollo or other investors in our indirect parent entities), whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
•authorizing the issuance of “blank check” preferred stock with all terms established by the board of directors in its sole discretion without any need for action by stockholders, which could delay or prevent a change in control of the company;
•prohibiting stockholders from acting by written consent if less than 50.1% of our outstanding Common Stock is beneficially owned by funds affiliated with Apollo;
•to the extent permitted by law, prohibiting stockholders from calling a special meeting of stockholders if less than 50.1% of our outstanding Common Stock is beneficially owned by funds affiliated with Apollo; and
•establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.
Additionally, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, unless the business combination is approved in accordance with the statute. An interested stockholder includes a person, individually or together with any other interested stockholder, who within the last three years has owned 15% or more of our outstanding voting stock, or who is our affiliate or associate and owned 15% or more of our outstanding voting stock at any time within the three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Our Certificate of Incorporation includes a provision that, with limited exceptions, restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions do not apply to any business combination between Apollo or their direct and indirect transferees (as these terms are defined in our Certificate of Incorporation) and any affiliate thereof, on the one hand, and us, on the other.
Our Certificate of Incorporation provides for exclusive forum provisions which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or of our Certificate of Incorporation or our Bylaws; or (d) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. In addition, our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision in our

Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions described in this paragraph. These provisions may limit a stockholders’ ability to bring a claim in a judicial forum of their choosing, which may discourage lawsuits against us and our directors, officers, and other employees.
Our Certificate of Incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities, which could have a material adverse effect if attractive corporate opportunities are allocated by Apollo to itself or its respective portfolio companies, funds, or other affiliates instead of to us.
Under the Stockholders Agreement, funds affiliated with or managed by Apollo received certain rights, including the right to nominate a specified percentage of the directors to serve on our board of directors (the “Apollo Designees”) based on the percentage of our outstanding Common Stock beneficially owned by Apollo.
Under our Certificate of Incorporation, none of Apollo nor any of its portfolio companies, funds, or other affiliates, or any of its officers, directors, agents, stockholders, members, or partners have any duty to refrain from engaging, directly or indirectly, in the same business activities, similar business activities, or lines of business in which we operate. In addition, our Certificate of Incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, managing director, or other affiliate of Apollo will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director, or other affiliate has directed to Apollo. As of the date of this prospectus supplement, this provision of our Certificate of Incorporation relates only to the Apollo Designees.There are currently twelve directors of our Company, three of whom are Apollo Designees. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations, cash flows, or prospects if attractive corporate opportunities are allocated by Apollo to itself or its respective portfolio companies, funds, or other affiliates instead of to us.
We may issue preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock.
Our Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred securities having such powers; designations; preferences; limitations; and relative, participating, optional, or other rights, including preferences over our Common Stock with respect to dividends and other distributions, as our board of directors may determine. The terms of one or more classes or series of preferred securities could adversely affect the voting power or value of our Common Stock. For example, we might grant holders of preferred securities the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred securities could affect the residual value of our Common Stock.

THE REPURCHASE
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $93 million of shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”). Based on the closing share price on July 23, 2025 of $8.43, this would result in a repurchase of approximately 11 million shares of our Common Stock.
On February 27, 2025, our board of directors announced a share repurchase plan (the “Share Repurchase Plan”), pursuant to which the Company is authorized to repurchase, up to a maximum aggregate amount of $500 million of shares of Common Stock. We may effect these repurchases pursuant to one or more open market or private transactions, including pursuant to a plan that qualifies for the affirmative defense provided by Rule 10b5-1 under the Exchange Act, or pursuant to one or more accelerated share repurchase agreements.
The Repurchase will be made under the Share Repurchase Plan. The Repurchase was reviewed and approved by the audit committee of our board of directors in July 2025 and, once consummated, will utilize all of the remaining purchase capacity under the Share Repurchase Plan. Following the closing of the Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of Common Stock will no longer be outstanding.
The underwriters will not receive any compensation for the shares being purchased by us pursuant to the Repurchase. See “Underwriting (Conflicts of Interest).”
The offering is not conditioned upon the completion of the Repurchase. However, the completion of the Repurchase is contingent on the closing of this offering, and therefore the Repurchase will not be consummated unless and until the closing of this offering occurs.
This description and the other information in this prospectus supplement regarding the Repurchase and the Share Repurchase Plan are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our Common Stock subject to the Repurchase.

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, or tax services or any other expenses incurred by the selling stockholders in disposing of the shares (excluding the expenses of the selling stockholders’ counsel). We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, the New York Stock Exchange listing fees and fees and expenses of our counsel and the selling stockholders’ counsel and our independent registered public accountants.

SELLING STOCKHOLDERS
The following table sets forth information as of July 17, 2025, with respect to the ownership of our shares of Common Stock by the selling stockholders referred to in the following table, before and after giving effect to this offering and the Repurchase. The selling stockholders do not own any Class B Common Stock.
The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the Commission governing the determination of beneficial ownership of securities. Under rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations of beneficial ownership provided in the table below are based on (i) 776,526,793 shares of our Common Stock and 54,744,525 shares of our Class B Common Stock outstanding as of July 17, 2025 and (ii) 765,526,793 shares of our Common Stock outstanding following the completion of this offering and the Repurchase.
The following table also provides the maximum number of shares of our Common Stock that may be offered by the selling stockholders pursuant to this prospectus supplement and the number of shares of our Common Stock that will be beneficially owned by the selling stockholders after such an offering, including the Repurchase, assuming the sale of all of the offered shares. Ownership percentages in the table below reflect the percentage of our Common Stock beneficially owned. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale. Information about the selling stockholders may change over time. Unless otherwise noted, the address for each selling stockholder is c/o ADT Inc., 1501 Yamato Road, Boca Raton, Florida 33431.

	Shares of Common Stock Beneficially Owned Before the Offering and the Repurchase		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Not Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Not Exercised		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Exercised
Name of Selling Stockholder:	Number	Percent	Number	Number	Percent	Number	Number	Percent
Apollo Funds(1)	183,650,366	23.7%	71,000,000	112,650,366	14.7%	81,650,000	102,000,366	13.3%
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(1)Represents shares of our Common Stock held of record by Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP”). Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP. Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as the sole member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP and Prime GP. Apollo Management, L.P. (“Apollo Management”) is the sole member of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. The address of the principal business office of each of TopCo ML LP, Topco ML II LP, Prime TopCo ML, Prime TopCo ML II LP, TopCo Parent GP, Prime GP and AP VIII Prime Security LP is 100 West Putnam Avenue, Greenwich, CT 06830. The address of the principal business office of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, 43rd Floor, New York, NY 10019.

Material Relationships with Selling Stockholders
After the completion of this offering and the Repurchase, we expect that the selling stockholders, which are affiliated with Apollo, will hold approximately 14.7% of our Common Stock (or approximately 13.3% if the underwriters exercise in full their option to purchase additional shares) and 13.7% of our Common Stock and Class B Common Stock combined (or approximately 12.4% if the underwriters exercise in full their option to purchase additional shares). As long as funds affiliated with Apollo continue to directly or indirectly own a significant amount of our equity, Apollo and its affiliates will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
This discussion addresses only beneficial owners of our Common Stock that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and Non-U.S. Holders that hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust, other than:
•an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Common Stock are urged to consult their own tax advisors.
Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions
Other than ordinary quarterly dividends, we do not anticipate that we will make any distributions on our Common Stock in the foreseeable future. Distributions of cash or property that we pay in respect of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Common Stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Common Stock elects) otherwise, we (or the paying agent or other intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;
•you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or
•we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the period that is the shorter of the five-year period ending on the date of the disposition and your holding period for the Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.
In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on the sale, exchange or other taxable disposition of our Common Stock will not be subject to tax as U.S. trade or business income under Section 897 of the Code if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Common Stock; provided that our Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the period that is the shorter of the five-year period ending on the date of the disposition of our Common Stock and your holding period for our Common Stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding
We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any; provided that the required information is timely furnished to the IRS.
FATCA
Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party).
More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-

source payments otherwise subject to nonresident withholding tax, such as U.S.-source dividends, and, subject to the discussion of proposed Treasury regulations below, gross proceeds from the sale of any equity instruments of U.S. issuers (such as our Common Stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA currently applies to dividends made in respect of our Common Stock. The U.S. Department of the Treasury has issued proposed regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of stock. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the application of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions in an underwriting agreement, dated the date of this prospectus supplement, among us, the selling stockholders and the representatives (as defined below), the underwriters named below have, severally and not jointly, agreed to purchase, and the selling stockholders have agreed to sell to them the number of shares of Common Stock indicated below, which includes the shares of Common Stock that we intend to repurchase from the underwriters pursuant to the Repurchase.

Name	Number of Shares
Barclays Capital Inc.
Citigroup Global Markets Inc.
Total	71,000,000
The underwriters are collectively referred to as the “underwriters” and Barclays Capital Inc. and Citigroup Global Markets Inc. are referred to as the “representatives.” The underwriters are offering the shares of Common Stock subject to their acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares, as described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We and the selling stockholders have agreed to indemnify the underwriters, including their controlling persons, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $93 million of shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering pursuant to the Repurchase. The underwriters will not receive any compensation for the shares of Common Stock being purchased by us pursuant to the Repurchase. Following the closing of the Repurchase, we intend to cancel the shares we purchase from the underwriters, and the repurchased shares of Common Stock will no longer be outstanding following the closing of the Repurchase. The offering is not conditioned upon the completion of the Repurchase. See “The Repurchase.”
The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 10,650,000 additional shares of Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and the per share amount, if any, of dividends declared by us and payable on the shares purchased by them from us other than by exercise of their option to purchase additional shares but not payable on the shares that are subject to that option. If any additional shares of Common Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares that are not subject to the Repurchase are being offered. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Common Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Common Stock listed next to the names of all underwriters in the preceding table.

Subject to certain conditions, the underwriters have agreed to purchase the shares of Common Stock from the selling stockholders at a price of $                per share, which will result in approximately $                of net proceeds to the selling stockholders (before deducting estimated offering expenses) (or approximately $                of net proceeds (before deducting estimated offering expenses) if the underwriters exercise in full their option to purchase additional shares as described below). The underwriters may offer the shares of Common Stock, other than shares subject to the Repurchase, from time to time for sale in one or more transactions to purchasers, directly or through agents, or through brokers in brokerage transactions, on the NYSE, in the over-the-counter market, through negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of Common Stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of shares of Common Stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter sells shares may be deemed underwriting compensation. Certain of the underwriters may offer and sell shares through certain of their affiliates. The underwriters will not receive any compensation for the shares being repurchased by us pursuant to the Repurchase.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $               . We have agreed to reimburse the underwriters for certain expenses, in amount up to $25,000 incurred in connection with the review by the Financial Industry Regulatory Authority, Inc. of the terms of this offering, as set forth in the underwriting agreement.
Our Common Stock is listed on the New York Stock Exchange under the trading symbol “ADT.”
We, all of our directors and officers and the selling stockholders have agreed that, without the prior written consent of Barclays Capital Inc., we and they will not, during the period ending 45 days after the date of this prospectus supplement:
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation Common Stock or such other securities which may be deemed to be beneficially owned by the Company in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”);
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities (whether any such transaction described in this bullet or the immediately preceding bullet is to be settled by delivery of Lock-Up Securities, in cash or otherwise);
•file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Lock-Up Securities; provided that confidential or non-public submissions to the Commission of any registration statements under the Securities Act may be made if and only if (i) no public announcement of such confidential or non-public submission is made, (ii) if any demand was made for, or any right exercised with respect to, such registration, no public announcement of such demand or exercise is made, (iii) we provide Barclays Capital Inc. with written notice at least two business days prior to such confidential or non-public submission, and (iv) no such submission becomes a publicly available registration statement during such 45 day period; or
•publicly disclose the intention to do any of the foregoing.

In addition, we and each such person agree that, without the prior written consent of Barclays Capital Inc. it will not, during the period ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of Lock-Up Securities other than any demand for or exercise of rights with respect to any confidential or non-public submission for registration of any Lock-Up Securities.
The lock-up restrictions described above do not apply to:
•transactions relating to shares of Lock-Up Securities acquired in open market transactions after the completion of this offering;
•with respect to the Company, the issuance by the Company of shares of Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including in connection with any exercise or vesting of any restricted stock unit granted under any equity compensation plan or other agreement described in this prospectus supplement;
•with respect to our directors and officers and the selling stockholders, transfers of shares of Lock-Up Securities (i) as a bona fide gift or charitable contribution in a transaction exempt under Section 16(b) of the Exchange Act, (ii) to an immediate family member or a trust for the direct or indirect benefit of such holder or such immediate family member of such holder, (iii) by will or intestacy, (iv) to a partnership, limited liability company or other entity of which such holder and the immediate family of such holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust or (viii) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case of such executive officer;
•if such holder is a corporation, partnership or limited liability company, (i) distributions of shares of Lock-Up Securities to partners, limited liability company members, stockholders or holders of similar interests of such holder (or in each case its nominee or custodian) or (ii) transfers of Lock-Up Securities to affiliates (as defined in Rule 405 of the Securities Act);
•with respect to our directors and officers and the selling stockholders, transfers of Lock-Up Securities by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;
•with respect to the Company, the entry into an agreement providing for the issuance of Common Stock or any securities convertible into or exercisable for Lock-Up Securities, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employment benefit assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions;
•with respect to our directors and officers and the selling stockholders, (i) the exercise of stock options solely with cash granted pursuant to certain equity incentive plans of the Company and its subsidiaries, and the receipt by such holder from the Company of shares of Lock-Up Securities upon such exercise, and (ii) purchase of restricted stock and the receipt of shares of Lock-Up Securities upon the vesting during the period ending 45 days after the date of this prospectus supplement of restricted stock granted pursuant to equity incentive plans of the Company and its subsidiaries or pursuant to certain other stock purchase arrangements;
•with respect to our directors and officers and the selling stockholders, transfers of shares of Lock-Up Securities to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to certain equity incentive plans of the Company and its subsidiaries;
•with respect to our directors and officers and the selling stockholders, forfeitures of shares of Lock-Up Securities to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the period ending 45 days after the date of this prospectus supplement, of equity based awards granted under an equity incentive plan or pursuant to certain other stock purchase arrangements;
•with respect to our directors and officers and the selling stockholders, transfer of shares of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of this offering, involving a change of control (as defined therein) of the Company;
•the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities;
•with respect to our directors and officers and the selling stockholders, transfers to the Company of shares of Lock-Up Securities in connection with the repurchase by the Company from the undersigned of shares of Lock-Up Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; and
•with respect to the selling stockholders, (i) transfers to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other similar arrangement relating to a financing arrangement between such third parties (or their affiliates or designees) and the lock-up party and/or its affiliates and (ii) transfers pursuant to a bona fide loan or pledge and as a grant or maintenance of a bona fide lien, security interest, pledge or other similar encumbrance in connection with a loan to the lock-up party, in each case subject to certain restrictions.
The lock-up restrictions described above applies to shares of Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of Common Stock. It also applies to shares of Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
In order to facilitate the offering of the Common Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option, to purchase additional shares creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Common Stock in the open market to stabilize the price of the Common Stock. These activities may raise or maintain the market price of the Common Stock above independent market levels or prevent or retard a decline in the market price of the Common Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
None of ADT, the selling stockholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common

Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Common Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
Conflicts of Interest
AGS has a “conflict of interest” within the meaning of FINRA Rule 5121 in this offering because AGS is affiliated with the selling stockholders, who are in turn one of our affiliates, and because the net proceeds of this offering will be received by the selling stockholders. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Other Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or may receive customary fees and expenses.
Certain of the underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the Apollo Group. In addition, an affiliate of Barclays Capital Inc., a representative and underwriter of this offering, is a lender, lead arranger and bookrunner, syndication agent and documentation agent and the administrative agent, and an affiliate of Citigroup Global Markets Inc., a representative and underwriter of this offering, is a lender, lead arranger and bookrunner, syndication agent and documentation agent, in each case, under that certain First Lien Credit Agreement, dated as of July 1, 2015, by and between Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent (as amended, the “First Lien Credit Agreement”), and in connection therewith, has received and may continue to receive customary fees and expenses in connection therewith. In March 2025, the Company amended and restated the First Lien Credit Agreement and issued a new $600 million first lien seven-year term loan facility with respect to which affiliates of certain of the underwriters of this offering are agents and lenders, and in connection therewith, have received and will continue to receive customary fees and expenses in connection therewith. Affiliates of certain of the underwriters of this offering have also provided us commitments to fund an additional $550 million of term loans as part of the new facility, and in connection therewith, have received and may continue to receive customary fees and expenses in connection therewith.
In addition, in the ordinary course of business, the underwriters and certain of their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Common Stock offered hereby. The underwriters and their respective affiliates may also communicate investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of the securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any of the securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities offered hereby in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any of the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
None of the securities offered hereby have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (“FSMA”), except that offers of the securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the securities shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who acquires any of the securities in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any of the securities being offered to a financial intermediary as that term is used in the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities offered hereby in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any of the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom who is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.
Hong Kong
The securities offered hereby have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:
A.to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
B.to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
C.otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
B.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities offered hereby have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Switzerland
The securities offered hereby may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to this offering, the Company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities offered hereby.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Australia
This prospectus supplement:
•does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.
The securities offered hereby may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The securities offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Israel
In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase common shares or pre-funded warrant shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the “Qualified Investors.” The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common shares or pre-funded warrant shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common shares and pre-funded warrant shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common shares and pre-funded warrant shares; (iv) that the common shares and pre-funded warrant shares that it will be issued are, subject to exemptions available under the Israeli Securities

Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, counsel for the Company. Cahill Gordon & Reindel LLP, New York, New York, acted as counsel for the underwriters. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, acted as counsel for the selling stockholders.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
ADT Inc.
Common Stock

The information included or incorporated by reference in this prospectus relates solely to the offer and sale of shares of our common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders named herein, including Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P. (together, the “Apollo Stockholders”) and such other selling stockholders as we may identify in connection with any particular offer and sale, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.
Our shares of Common Stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “ADT.”
Our registration of shares of Common Stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares. The selling stockholders may sell any or all of these shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our Common Stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus, as the same may be amended or supplemented from time to time.
We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders. We have agreed to pay all expenses relating to registering the shares of Common Stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.
Investing in our Common Stock involves risks. You should carefully consider the factors described under “Risk Factors” on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement and the documents incorporated therein and herein before you make any investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2024.

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ABOUT THIS PROSPECTUS
To understand the terms of the shares of our Common Stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement on Form S-3 that ADT Inc., a Delaware corporation, which is also referred to as “ADT,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission (the “Commission”), using an “automatic shelf” registration or continuous offering process. Under this process, the selling stockholders named herein, or in an amendment or supplement hereto, may offer and sell shares of our Common Stock, from time to time in one or more offerings.
This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the shares of Common Stock the selling stockholders are offering pursuant to this prospectus. The selling stockholders may deliver a prospectus supplement setting forth the terms of any specific offering of shares of our Common Stock. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission is not necessarily complete, and in each instance, reference is made to the copy of the document filed.
In particular, the contracts, agreements or other documents included as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about the Company or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:
•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.
The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the shares of Common Stock covered by the prospectus supplement.
The selling stockholders may sell shares of Common Stock to underwriters who will sell such shares to the public on terms specified at the time of sale. In addition, the shares of Common Stock may be sold by the selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If the selling stockholders, directly or through agents, solicit offers to purchase the shares of Common Stock offered by this prospectus, the selling stockholders and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.
If any agents, dealers or underwriters are involved in the sale of any of the shares of Common Stock offered by this prospectus, the applicable prospectus supplement will contain, with respect to such shares being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to the selling stockholders.

References to “Apollo” and the “Sponsor” refer to certain investment funds directly or indirectly managed by Apollo Global Management, Inc. and its subsidiaries and affiliates.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE OR ANY NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Neither we nor the selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.
The distribution of this prospectus and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

INCORPORATION OF DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and, where applicable, supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents which have been filed with the Commission:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024 (the “2023 Annual Report”);
•Our Current Report on Form 8-K filed with the Commission on January 24, 2024 (as amended by Form 8-K/A filed on February 28, 2024) (other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);
•The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2023 (the “2023 Proxy”) that are responsive to the information required by Part III of Form 10-K; and
•The description of the Common Stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) on January 18, 2018, and any amendment or report filed for the purpose of updating any such description.
All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and before the later of (1) the completion of the offering of the shares of Common Stock described in this prospectus and (2) the termination of the offering of shares of Common Stock pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents. The information contained on or accessible through our website at www.adt.com is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the Commission as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning ADT Inc. at the following address:
ADT Inc.
1501 Yamato Road
Boca Raton, FL 33431
Telephone: (561) 988-3600
Attention: Chief Legal Officer
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. Neither we nor the selling stockholders have authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We and the selling stockholders are not offering to sell, nor seeking offers to buy, shares of Common Stock in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect and obtain them without charge at the Commission’s website at www.sec.gov.
We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at http://www.adt.com. Our website or any other website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain information and disclosures that are, or may constitute, forward-looking statements and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this prospectus are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Commission and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, our planned exit of the residential solar business and the expected costs and benefits of such exit (the “ADT Solar Exit”); the repurchase of shares of Common Stock under the authorized share repurchase program; our ability to reduce debt or improve leverage ratios, or to achieve or maintain our long-term leverage goals; the integration of the December 2023 strategic bulk purchase of customer accounts; the commercial transaction between ADT and GTCR LLC (“GTCR”) (the “Commercial Divestiture”); the expected timetable for realizing expected benefits of the Commercial Divestiture; the strategic investment by and long-term partnership with State Farm Fire & Casualty Company (“State Farm”); anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; the expected timing of product commercialization with State Farm or any changes thereto, including the ADT home security program for State Farm; business prospects; outcomes of regulatory proceedings; market conditions; our ability to deploy our business continuity and disaster plans and procedures to successfully respond to catastrophic events; our strategic partnership and ongoing relationship with Google LLC (“Google”); the expected timing of product commercialization with Google or any changes thereto; the successful internal development, commercialization, and timing of our next generation platform and innovative offerings; the successful conversion of customers who continue to utilize outdated technology; the current and future market size for existing, new, or joint products; any stated or implied outcomes with regards to the foregoing; and other matters. Forward-looking statements are contained principally in the section of this prospectus titled “Risk Factors.” Without limiting the generality of the preceding sentences, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this prospectus, including, among others, factors relating to:
•the effect of the Commercial Divestiture and ADT Solar Exit on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;
•risks related to the Commercial Divestiture and ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core Consumer and Small Business (“CSB”) business operations;
•uncertainties as to our ability and the amount of time necessary to realize the expected benefits of the Commercial Divestiture and ADT Solar Exit, including the risk that the ADT Solar Exit may not be completed in a timely manner;
•the achievement of potential benefits of the equity investment by and long-term partnership with State Farm, including as a result of restrictions on or required prior regulatory approval of, various actions by regulated insurers;
•our ability to keep pace with rapid technological changes, including the development of our next-generation platform, our plans to migrate our technology infrastructure to the cloud, and other industry changes;
•our ability to effectively implement our strategic partnership with, commercialize products with, or utilize any of the amounts invested in us and incremental funding committed by State Farm or Google;

•risks related to the various financing arrangements, including third-party-owned arrangements, that the Company previously facilitated for some ADT Solar customers;
•our ability to continuously and successfully commercialize innovative offerings;
•our ability to successfully implement an Environmental, Social, and Governance program across the Company;
•the impact of supply chain disruptions;
•our ability to maintain and grow our existing customer base and to integrate the December 2023 strategic bulk purchase of customer accounts;
•our ability to sell our products and services or launch new products and services in highly competitive markets, including the home security and automation market, and to achieve market acceptance with acceptable margins;
•our ability to successfully upgrade obsolete equipment installed at our customers’ premises in an efficient and cost-effective manner;
•changes in law, economic and financial conditions, including labor and tax law changes, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell;
•any material changes to the valuation allowances we take with respect to our deferred tax assets;
•the impact of potential cybersecurity breaches or threats or other unauthorized access to our systems;
•risks relating to the development, deployment, and use of artificial intelligence (“AI”) in our products and services, including technological and legal uncertainties surrounding AI technologies;
•our dependence on third-party providers, suppliers, and dealers to enable us to produce and distribute our products and services in a cost-effective manner that protects our brand;
•our ability to successfully implement an equipment ownership model that best satisfies the needs of our customers and to successfully implement and maintain our receivables securitization financing agreement or similar arrangements;
•our ability to successfully pursue alternate business opportunities and strategies;
•our ability to integrate various companies we have acquired in an efficient and cost-effective manner;
•the amount and timing of our cash flows and earnings, which may be impacted by customer, competitive, supplier and other dynamics and conditions;
•our ability to maintain or improve margins through business efficiencies;
•risks related to the restatement of our consolidated financial statements included in our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Amended 2022 Annual Report”) and in our Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2022, and March 31, 2023, each as filed with the Commission on July 27, 2023;
•any litigation or investigation related to such restatements;
•the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures (“DCPs”), including its ability to remediate any existing or potential material weakness in its ICFR and the timing of any such remediation, as well as the ability to maintain effective DCPs at a reasonable assurance level; and

•the other factors that are described in this prospectus and in any prospectus supplement under the heading “Risk Factors.”
These forward-looking statements reflect our views with respect to future events as of the date of this prospectus or the documents incorporated by reference herein, as applicable, and are based on assumptions and subject to risks and uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus, in any prospectus supplement and in other filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
ADT, together with its wholly-owned subsidiaries, is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the United States (“U.S.”). On October 2, 2023, we completed the divestiture of our commercial business, which provided security and other solutions to commercial customers; and in January 2024, we announced our exit from the residential solar business, which provided residential solar and energy storage solutions since the acquisition of ADT Solar in 2021.
Our mission is to empower people to protect and connect what matters most with safe, smart, and sustainable solutions, delivered through innovative offerings, unrivaled safety, and a premium experience because we believe that everyone deserves to feel safe.
We primarily conduct business under the ADT brand, which we believe is a key competitive advantage for us and a contributor to our success due to the importance customers place on reputation and trust when purchasing our products and services. The strength of our brand is based upon a long-standing record of delivering high-quality, reliable products and services; expertise in system sales, installation, and monitoring; and superior customer care, all driven by our industry-leading experience and knowledge.
We serve our customers through our nationwide sales and service offices, monitoring and support centers, and large network of installation and service professionals.
ADT Inc. is a public company incorporated in Delaware. Our shares of Common Stock trade on the NYSE under the symbol “ADT.” Our shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), are not listed on any securities exchange. Our principal executive offices are located at 1501 Yamato Road, Boca Raton, Florida 33431, and our telephone number is (561) 988-3600. Our website is located at https://investor.adt.com. Our website, or any other website, and the information contained on, or that can be accessed through, our website, or any other website, will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part. You should not rely on our website or any such information in making your decision whether to purchase securities in any offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Item 1A. Risk Factors” in the 2023 Annual Report and the other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement. Please see the section of this prospectus entitled “Incorporation of Documents by Reference.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the Commission in the future. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS
The following selling stockholders may offer and sell shares of our Common Stock under this prospectus and any accompanying free-writing prospectus or prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:
•Prime Security Services TopCo (ML), L.P.
•Prime Security Services TopCo (ML II), L.P.
From time to time, we may identify additional selling stockholders and the number of shares of Common Stock to be registered on their behalf. Such information may be set forth in a post-effective amendment to the registration statement of which this prospectus forms a part or a prospectus supplement.
Material Relationships with Selling Stockholders
The Apollo Stockholders are affiliates of our Sponsor. Our Sponsor controls a majority of the voting power of our outstanding Voting Stock (as defined in our Charter). As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control the election of directors. As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Voting Stock, Apollo will be able to control all matters requiring for their approval a vote of the holders of our Voting Stock, including proposals to adopt amendments to our certificate of incorporation or to authorize certain corporate transactions. For more information, please refer to the 2023 Annual Report and the 2023 Proxy, each of which is incorporated herein by reference.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale by the selling stockholders of the Common Stock pursuant to this prospectus. The selling stockholders may offer and sell shares of our Common Stock pursuant to this prospectus, in any one or more of the following ways:
•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis; or
•otherwise through a combination of any of the above methods of sale.
In addition, any selling stockholder may enter into option, share lending or other types of transactions that require such selling stockholders to deliver our shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer such shares under this prospectus. Any selling stockholder may also enter into hedging transactions with respect to our Common Stock. For example, any selling stockholder may:
•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require the selling stockholders, as applicable, to deliver shares of Common Stock to an underwriter or broker-dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or
•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.
Any selling stockholder may enter into derivative transactions with third parties, or sell securities, including shares of Common Stock, not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on or through the NYSE, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell the shares of Common Stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of Common Stock pledged by any selling stockholder, or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of Common Stock received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge shares of Common Stock to a financial institution or other third party that in turn may sell such shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of any selling stockholder, or in connection with a concurrent offering of other securities.
Shares of Common Stock may also be exchanged for satisfaction of a selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

Each time any selling stockholder sells shares of Common Stock under this prospectus, such selling stockholder may provide a prospectus supplement that would name any underwriter, dealer or agent involved in the offer and sale of the shares of Common Stock. Such prospectus supplement would also set forth the material terms of the offering, including:
•the purchase price of the shares of Common Stock and the proceeds such selling stockholder will receive from the sale of the shares of Common Stock;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any securities exchanges on which the shares of Common Stock may be listed;
•the method of distribution of the shares of Common Stock; and
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers.
If underwriters or dealers are used in the sale, the shares of Common Stock will be acquired by the underwriters or dealers for their own account. Such shares may be sold from time to time by any selling stockholder in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Such sales may be effected:
•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.
The shares of Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the shares of Common Stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any selling stockholder might not sell any shares of Common Stock under this prospectus. In addition, any of the shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The shares of Common Stock may be sold directly by any selling stockholder or through agents designated by any selling stockholder from time to time. Any agent involved in the offer or sale of the shares of Common Stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholder to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the shares of Common Stock offered by this prospectus may be solicited, and sales of the shares may be made, by any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of Common Stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
In all cases, these purchasers must be approved by any selling stockholder, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of Common Stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of Common Stock are also being sold to underwriters, any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by any selling stockholder in any offering of the shares of Common Stock under this prospectus may be customers of, engage in transactions with, and perform services for any selling stockholder or affiliates of such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with us and/or any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholder for certain expenses.
Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Any shares of Common Stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered shares of Common Stock are sold by any selling stockholder for public offering and sale may make a market in such shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

If underwriters or dealers are used in the sale of shares of Common Stock, until the distribution of such shares is completed, rules of the Commission may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more shares of Common Stock than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the proceeds received by any selling stockholder for the sale of any shares of Common Stock being offered by this prospectus.
The anticipated date of delivery of the shares of Common Stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
This discussion addresses only beneficial owners of our Common Stock that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and Non-U.S. Holders that hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust, other than:
•an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Common Stock are urged to consult their own tax advisors.
Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions
Other than ordinary quarterly dividends, we do not anticipate that we will make any distributions on our Common Stock in the foreseeable future. Distributions of cash or property that we pay in respect of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “ —U.S. Trade or Business Income,” “ —Information Reporting and Backup Withholding” and “ —FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Common Stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Common Stock elects) otherwise, we (or the paying agent or other intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “—U.S. Trade or Business Income,” “ —Information Reporting and Backup Withholding” and “ —FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “ — U.S. Trade or Business Income” below;
•you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or
•we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the period that is the shorter of the five-year period ending on the date of the disposition and your holding period for the Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.
In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on the sale, exchange or other taxable disposition of our Common Stock will not be subject to tax as U.S. trade or business income under Section 897 of the Code if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the period that is the shorter of the five-year period ending on the date of the disposition of our Common Stock and your holding period for our Common Stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding
We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
FATCA
Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party).
More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-

source payments otherwise subject to nonresident withholding tax, such as U.S.-source dividends, and, subject to the discussion of proposed Treasury regulations below, gross proceeds from the sale of any equity instruments of U.S. issuers (such as our Common Stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA currently applies to dividends made in respect of our Common Stock. The U.S. Department of the Treasury has issued proposed regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of stock. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes certain provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), filed with the Secretary of State of the State of Delaware on September 17, 2020, and the Amended and Restated Bylaws of the Company (the “Bylaws”). This description is intended as a summary, and is qualified in its entirety by reference to our Charter, our Bylaws and the General Corporation Law of Delaware (the “DGCL”).
References to “Apollo” and the “Sponsor” refer to certain investment funds directly or indirectly managed by affiliates of Apollo Global Management Inc., their subsidiaries and their affiliates. References to “Ultimate Parent” refer to Prime Security Services TopCo Parent, L.P., our indirect parent company. Defined terms used in this section “Description of Capital Stock,” but otherwise not defined in this Registration Statement, shall have the meaning ascribed to them in the 2023 Annual Report.
General
Pursuant to our Charter, our capital stock consists of 4,100,000,000 authorized shares, 3,999,000,000 of which are Common Stock, 100,000,000 of which are Class B Common Stock, and 1,000,000 of which are preferred securities, par value $0.01 per share (the “Preferred Securities”). As of February 20, 2024, we had 867,570,230 shares of Common Stock issued and outstanding, 54,744,525 shares of Class B Common Stock issued and outstanding and no Preferred Securities issued and outstanding. Except as described below, shares of Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects as to all matters.
Common Stock
Voting Rights. Except as otherwise required by applicable law or our Charter, the holders of our Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote generally, including the election, appointment or removal of directors of the Company. Except as otherwise required by applicable law or provided in our Charter, the holders of Common Stock and Class B Common Stock vote together as one class on all matters submitted to a vote of stockholders.
Dividend Rights. Subject to applicable law and the rights of holders of any outstanding series of Preferred Securities, all shares of our Common Stock are entitled to receive dividends, if and when declared by the board of directors from legally available sources, as the board of directors may from time to time determine in its sole discretion. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to dividend rights; provided, however, that in the event that a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, or shares of Class B Common Stock or rights to acquire Class B Common Stock, the holders of Common Stock shall receive shares of Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class B Common Stock shall receive, on a per share basis, an equal number of shares of Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.
Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of Preferred Securities, all shares of our Common Stock are entitled to share equally with all shares of Class B Common Stock in the assets available for distribution to stockholders. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to distributions upon a liquidation, dissolution or winding up of the Company.
Other Matters. Holders of our Common Stock have no preemptive or conversion rights, and our Common Stock is not subject to further calls or assessments by us, except with respect to Common Stock issued in connection with the exercise of options issued pursuant to our 2016 Equity Incentive Plan, which is subject to a call right by our Sponsor.

Class B Common Stock
Voting Rights. Except as otherwise required by applicable law or our Charter, the holders of our Class B Common Stock are entitled to one vote per share on all matters on which our stockholders are entitled to vote generally, provided, however, that holders of Class B Common Stock are not entitled to vote on the election, appointment or removal of directors of the Company. Except as otherwise required by applicable law or provided in our Charter (including, without limitation, the foregoing limitation on the voting powers of the Class B Common Stock), the holders of Common Stock and Class B Common Stock vote together as one class on all matters submitted to a vote of stockholders.
Dividend Rights. Subject to applicable law and the rights of holders of any outstanding series of Preferred Securities, all shares of our Class B Common Stock are entitled to receive dividends, if and when declared by the board of directors from legally available sources, as the board of directors may from time to time determine in its sole discretion. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to dividend rights; provided, however, that in the event that a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, or shares of Class B Common Stock or rights to acquire Class B Common Stock, the holders of Common Stock shall receive shares of Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class B Common Stock shall receive, on a per share basis, an equal number of shares of Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.
Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of Preferred Securities, all shares of our Class B Common Stock are entitled to share equally with all shares of Common Stock in the assets available for distribution to stockholders. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to liquidation rights.
Conversion Right. Holders of our Class B Common Stock are entitled to convert each share of Class B Common Stock into one share of Common Stock, at the option of the holder thereof, at any time following the earlier of (x) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), required prior to such holder’s conversion of all such shares of Class B Common Stock, and (y) to the extent HSR Clearance is not required prior to such holder’s conversion of such shares of Class B Common Stock, the date that such holder owns such shares of Class B Common Stock. The Company is required to reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, a sufficient number of shares of Common Stock to effect the conversion of all outstanding shares of Class B Common Stock into shares of Common Stock.
Other Matters. Holders of our Class B Common Stock have no preemptive rights, and our Class B Common Stock is not subject to further calls or assessments by us.
Preferred Securities
Pursuant to our Charter, the board of directors is authorized, by resolution or resolutions, to provide, out of the authorized but unissued shares of Preferred Securities, for the issuance from time to time of shares of Preferred Securities in one or more series and, by filing a certificate of designation with the Secretary of State of the State of Delaware in accordance with the DGCL, to establish the number of shares to be included in each such series and the powers (including voting powers, if any), designations, preferences and relative, participating, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof, of each series as the board of directors from time to time may adopt by resolution. Each series of Preferred Securities will consist of an authorized number of shares as will be stated and expressed in the certificate of designations providing for the creation of the series.

Composition of Board of Directors; Election and Removal of Directors
In accordance with our Charter and our Bylaws, subject to the rights of any outstanding series of Preferred Securities to elect directors and the terms of the Stockholders Agreement with Ultimate Parent, dated December 14, 2018 (as amended, the “Stockholders Agreement”), the total number of directors constituting the board of directors is determined from time to time exclusively by the board of directors; provided that the number of directors shall not exceed fifteen (15).
Currently, the total number of directors constituting the board of directors is fixed at 12. Our Charter provides that, other than any director elected by a separate vote of the holders of any outstanding series of Preferred Securities, our board of directors shall be divided into three classes, with each class being as nearly as equal in number as possible and with directors in each class serving staggered three-year terms. There are currently four directors in Class I (currently Messrs. DeVries, Honig and Solomon and Ms. Griffin), four directors in Class II (currently Messrs. Lewis, Coleman, Smith and Winter) and four directors in Class III (currently Messr. Rayman and Mss. Bonsignore, Drescher and Zarmi). See “Description of Capital Stock—Certain Corporate Anti-takeover Provisions—Classified Board of Directors.” Under the Stockholders Agreement, Ultimate Parent has the right, but not the obligation, to nominate (a) a majority of our directors, as long as our Sponsor beneficially owns 50% or more of our outstanding common stock, (b) 50% of our directors, as long as our Sponsor beneficially owns 40% or more, but less than 50% of our outstanding common stock, (c) 40% of our directors, as long as our Sponsor beneficially owns 30% or more, but less than 40% of our outstanding common stock, (d) 30% of our directors, as long as our Sponsor beneficially owns 20% or more, but less than 30% of our outstanding common stock, and (e) 20% of our directors, as long as our Sponsor beneficially owns 5% or more, but less than 20% of our outstanding common stock.
In connection with the acquisition of The ADT Security Corporation (formerly named The ADT Corporation) in May 2016, funds affiliated with or managed by Apollo and certain other investors in our indirect parent entities (the “Co-Investors”) received certain rights, including the right of each of three Co-Investors to designate one person to serve as a director (each such director, a “Co-Investor Designee”) as long as such Co-Investor’s ownership exceeds a specified threshold. Two such Co-Investor Designees resigned from the board of directors on November 14, 2017 and December 19, 2017, respectively, and their respective Co-Investors subsequently executed waiver letters waiving all rights to designate an individual to serve as a director. Currently, only one Co-Investor has the right to designate a Co-Investor Designee. Under the Stockholders Agreement, Ultimate Parent has the right, but not the obligation, to nominate the Co-Investor Designee to serve as members of the board of directors. Ultimate Parent’s right to nominate the Co-Investor Designee is in addition to Ultimate Parent’s right to nominate a specified percentage of the directors based on the percentage of our outstanding common stock beneficially owned by the Sponsor, as described above. We refer to the directors nominated by Ultimate Parent at the direction of our Sponsor based on such percentage ownership as the “Apollo Designees” and we refer to the Co-Investor Designee and the Apollo Designees collectively as the “Sponsor Directors.”
Each director elected by our stockholders generally is to hold office for a three year term, commencing at the time of his or her election or appointment and continuing until the annual meeting of stockholders for the election of the class of directors to which such director has been appointed or elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification. Subject to the terms of the Stockholders Agreement, any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director; provided that, for so long as Apollo owns any shares of stock of the Company, any vacancy on the board of directors in respect of an Apollo Designee may be filled only by a majority of the Apollo Designees then in office or, if there are no such directors then in office, Apollo. Under the Stockholders Agreement, for so long as the Co-Investor Condition (as defined in the Stockholders Agreement) is satisfied, in the case of any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the Co-Investor Designee, the remaining directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new designee of Ultimate Parent (as identified by the applicable Co-Investor). Under our Charter, stockholders do not have the right to cumulative voting in the election of directors. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes, except that if funds affiliated with or managed by Apollo own any shares of our common stock and there is at least one member of our board of directors who is an Apollo Designee, then that Apollo Designee must be present for there to be a quorum unless each Apollo Designee waives his or her right to be included in the quorum at such meeting.
Certain Corporate Anti-takeover Provisions
Certain provisions in our Charter and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Preferred Securities
Our Charter contains provisions that permit the board of directors to issue, without any further vote or action by stockholders, shares of Preferred Securities in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.
Classified Board of Directors
Our Charter provides that, other than any director elected by the separate vote of the holders of any outstanding series of Preferred Securities, the board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors in each class serving staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. Our Charter provides that, subject to any rights of holders of Preferred Securities to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by the board of directors, as described above in “ —Composition of Board of Directors; Election and Removal of Directors.”
Removal of Directors; Vacancies
Under the DGCL, a director may be removed from office only with the vote of the holders of at least a majority in voting power of the outstanding stock entitled to vote on the election of such director and, unless otherwise provided in our Charter, any director serving in a class of directors on a classified board may be removed only for cause. Our Charter provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote in an election of such directors; provided, however, that from and after the time Apollo and its affiliates cease to beneficially own, in the aggregate, at least 50.1% of our outstanding common stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum; provided, however, that for so long as Apollo owns any shares of stock of the Company, any vacancy on the board of directors in respect of an Apollo Designee may be filled only by a majority of the Apollo Designees then in office or, if there are no such directors then in office, Apollo. Under the Stockholders Agreement, for so long as the Co-Investor Condition is satisfied, in the case of any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the Co-Investor Designee, the remaining directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new designee of Ultimate Parent (as identified by the applicable Co-Investor), as described above in “—Composition of Board of Directors; Election and Removal of Directors.”
No Cumulative Voting
Our Charter does not provide stockholders the right to cumulative voting in the election of directors.

Special Meetings of Stockholders
Our Charter provides that, except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Securities, special meetings of stockholders may be called only by the chairman of the board of directors or by the secretary at the direction of a majority of the directors then in office; provided that, prior to the time that Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, special meetings must be called by the secretary at the written request of the holders of a majority of the voting power of the then outstanding common stock. The business transacted at any special meeting will be limited to the proposal or proposals included in the notice of the meeting.
Stockholder Action by Written Consent
Subject to the rights of the holders of one or more series of our Preferred Securities then outstanding, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of our stockholders; provided, that prior to the time at which Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered in accordance with applicable Delaware law.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders who are not parties to the Stockholders Agreement and who are seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bylaws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the stockholders do not comply with the terms of such provisions.
All the foregoing provisions of our Charter and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.
Delaware Takeover Statute
Our Charter provides that we are not governed by Section 203 of the DGCL, the provision of Delaware law that, where applicable, restricts “business combinations” between a corporation and its subsidiaries and any “interested stockholder” of the corporation. In the absence of the provision of our Charter electing not to be governed by Section 203, we would have been subject to the restrictions on business combinations under Section 203.

Although we have elected not to be governed by Section 203, our Charter includes a provision that restricts us from engaging in any “business combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless
•before that person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the interested stockholder) stock held by persons who are directors and also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
•following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of our outstanding Voting Stock not owned by the interested stockholder.
In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in a financial benefit to a stockholder. An “interested stockholder” is generally defined as any person who is the owner of 15% or more of our outstanding Voting Stock or is our affiliate or associate and was the owner of 15% or more of our outstanding Voting Stock at any time within the three-year period immediately before the date of determination, and the affiliates and associates of that person. Under our Charter, in general, an “interested stockholder” does not include our Sponsor and any affiliate thereof, nor does it include persons acquiring beneficial ownership of 15% or more of the Voting Stock from our Sponsor or its affiliates or persons acquiring 15% or persons acquiring beneficial ownership of 15% or more of the Voting Stock from such direct transferees.
This provision of our Charter could prevent or delay mergers or other takeover or change in control transactions from occurring and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Amendment of our Charter
Under Delaware law, our Charter may be amended only with the affirmative vote of holders of at least a majority of the outstanding stock entitled to vote thereon.
Notwithstanding the foregoing, our Charter provides that, from and after the time Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, in addition to any vote required by applicable law, our Charter or our Bylaws, the affirmative vote of holders of at least 66 2/3% of all of the outstanding shares of stock entitled to vote thereon, voting together as a single class is required to amend the following provisions of our Charter:
•the provision authorizing the board of directors to designate one or more series of Preferred Securities and, by resolution, to provide the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of any series of Preferred Securities;
•the provisions providing for a classified board of directors, establishing the number of directors and term of office of directors, relating to the removal of directors, and specifying the manner in which vacancies on the board of directors and newly created directorships may be filled;
•the provisions authorizing the board of directors to make, alter, amend or repeal our Bylaws;
•the provisions regarding the calling of special meetings and stockholder action by written consent in lieu of a meeting;

•the provisions eliminating, to the fullest extent permitted by law, the personal liability of a director for monetary damages to the corporation or its stockholders for breaches of fiduciary duty as a director;
•the provisions providing for indemnification and advancement of expenses for our directors and officers;
•the provisions regarding competition and corporate opportunities;
•the provision specifying that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or the federal district courts of the United States of America, as applicable, will be the sole and exclusive forum for intra-corporate disputes;
•the provisions regarding entering into business combinations with interested stockholders;
•the provision requiring that, from and after the time Apollo ceases to beneficially own at least 50.1% in voting power of our outstanding common stock, amendments to specified provisions of our Charter require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class; and
•the provision requiring that, from and after the time Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, amendments by the stockholders to our Bylaws require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class.
Amendment of our Bylaws
Our Bylaws provide that they can be amended by the affirmative vote of the holders of shares constituting a majority of the voting power of the stock entitled to vote thereon or by the board of directors. However, our Charter provides that, from and after the time Apollo ceases to beneficially own at least 50.1% in voting power of our outstanding common stock, in addition to any vote required under our Charter, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting as a single class, is required for the stockholders to alter, amend or repeal any provision of our Bylaws or to adopt any provision inconsistent therewith.
The provisions of the DGCL, our amended certificate and our amended bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Corporate Opportunity
Under Delaware law, officers and directors generally have an obligation to present to the corporation they serve business opportunities which the corporation is financially able to undertake and which fall within the corporation’s line of business and are of practical advantage to the corporation, or in which the corporation has an actual or expectant interest. A corollary of this general rule is that when a business opportunity comes to an officer or director that is not one in which the corporation has an actual or expectant interest, the officer is generally not obligated to present it to the corporation. Certain of our officers and directors may serve as officers, directors or fiduciaries of other entities and, therefore, may have legal obligations relating to presenting available business opportunities to us and to other entities. Potential conflicts of interest may arise when our officers and directors learn of business opportunities (e.g., the opportunity to acquire an asset or portfolio of assets, to make a specific investment, to effect a sale transaction, etc.) that would be of material advantage to us and to one or more other entities of which they serve as officers, directors or other fiduciaries.
Section 122(17) of the DGCL permits a corporation to renounce, in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of a corporation in certain classes or categories of business opportunities. Where business opportunities are so renounced, certain of our officers and directors will not be obligated to present any such business opportunities to us. Our Charter provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of Apollo or the Co-Investor will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo or the Co-Investor, as applicable, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo or the Co-Investor, as applicable.
Exclusive Forum Selection
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or stockholders;
•any action asserting a claim arising pursuant to any provision of the DGCL or of our Charter or our Bylaws; or
•any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine.
In addition, our Charter also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
The exclusive forum provision in our Charter does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions described in this paragraph. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and regulations thereunder as a result of our exclusive forum provisions. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.
Limitation of Liability and Indemnification
Our Charter limits the personal liability of our directors for monetary damages to us or our stockholders to the fullest extent permitted by the DGCL. Under the DGCL, a corporation may include in its certificate of incorporation a provision providing that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except:
•for any breach of their duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;
•under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemptions); or
•for any transaction from which the director derived an improper personal benefit.
Our Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In addition, our Charter provides that the modification or repeal (including by changes in applicable law) of this exculpation provision of our Charter will not adversely affect any right or protection of a director with respect to acts or omission occurring prior to the time of such modification or repeal.
Under our Charter, we are required, to the fullest extent from time to time permitted by law, to indemnify our current and former directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. Under our Charter, we are also required to indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, except with respect to specified claims by persons entitled to mandatory indemnification and advancement of expenses to enforce their rights to indemnification and advancement of expenses, we are not required to indemnify such persons in connection with a proceeding initiated by them unless the proceeding was authorized in the first instance by our board of directors. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.
The right to indemnification under our Charter on the part of our current and former directors and officers and persons who, at our request, are or were serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that, the payment of such expenses incurred by a current director or officer in that capacity will be made only upon delivery by the director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified.
Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. The rights to indemnification and advancement of expenses under our Charter are not exclusive of any other right that a person may have or acquire under any statute, bylaw, agreement or vote of stockholders or disinterested directors, and our board of directors may adopt bylaws, resolutions or contracts implementing arrangements relating to indemnification or advancement of expenses as may be permitted by law. The rights to indemnification and advancement of expenses conferred upon the persons entitled to them under our Charter are contract rights between us and the persons to whom those rights have been extended. In addition, the rights to indemnification and advancement of expenses conferred upon the persons entitled to them under our Charter cannot be terminated by us, our board of directors or our stockholders with respect to any act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought prior to the date of any such termination. In addition, any amendment, modification or repeal of the provisions of our Charter relating to rights to indemnification and advancement of expenses that in any way diminishes, limits or adversely affects or eliminates any rights of any person to whom rights to indemnification and advancement of expenses are conferred will be prospective only and will not, without that person’s consent, diminish, limit, restrict, adversely affect or eliminate any such rights with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
We believe these provisions assist in attracting and retaining qualified individuals to serve as directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. These indemnification agreements also generally require us to advance expenses incurred by the directors or officers to the fullest extent permitted by law.
Listing
Our shares of Common Stock are listed on the NYSE under the symbol “ADT.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

71,000,000 Shares
ADT Inc.
Common Stock
Barclays
Citigroup
PROSPECTUS SUPPLEMENT
               , 2025